                                                                   EXHIBIT 10.01

                              EXCHANGE AGREEMENT

     This Exchange Agreement (this "Agreement") is made and entered into as of November 10, 1995 by and among AmeriQuest Technologies, Inc., a Delaware corporation ("AmeriQuest"), Robert H. Beckett ("Beckett Sr."), Robert S. Beckett ("Beckett Jr."), Alexander C. Kramer, Jr. ("Kramer") and G. Wesley McKinney ("McKinney"). (Beckett Sr., Beckett Jr., Kramer and McKinney are referred to herein collectively as the "Principal Shareholders.")

                              W I T N E S S E T H
                              -------------------

     WHEREAS, AmeriQuest, Robec, Inc., a Pennsylvania corporation ("Robec") and the Principal Shareholders are parties to an Amended and Restated Agreement and Plan of Reorganization effective as of August 11, 1994, as subsequently amended (the "Exchange/Merger Agreement");

     WHEREAS, pursuant to the terms of the Exchange/Merger Agreement, on Septemer 22, 1994, the Principal Shareholders exchanged certain shares of Robec Common Stock held by them for shares of AmeriQuest Common Stock issued by AmeriQuest. (The exchange provided for in the Exchange/Merger Agreement is referred to herein as the "Exchange.") Under Section 1.01 of the Exchange/Merger Agreement, AmeriQuest is required to issue additional shares of its Common Stock to the Principal Shareholders in connection with the exchange.

     WHEREAS, there are not sufficient shares of authorized AmeriQuest Common Stock to complete the Exchange in accordance with Section 1.01 of the Exchange/Merger Agreement.

     WHEREAS, AmeriQuest has proposed that the Principal Shareholders accept shares of its Series G Preferred Stock, the terms and conditions of which are set forth on the Certificate of Designations attached as Exhibit A hereto and
                                                         ---------
filed with the Secretary of State of Delaware on November 9, 1995 (the "Series G Preferred Stock"), which shares will be convertible into the same number of shares of AmeriQuest Common Stock that the Principal Shareholders would have received at the Merger Closing (as defined in the Exchange/Merger Agreement) had AmeriQuest been able to satisfy its remaining obligations under Section 1.01 of the Exchange/Merger Agreement.

     WHEREAS, Computer 2000, AG, which owns more than a majority of the voting stock of AmeriQuest, has agreed to vote its shares of AmeriQuest capital stock entitled to vote thereon in favor of (i) increasing the authorized Common Stock of AmeriQuest to authorize the shares issuable upon conversion of the Series G Preferred Stock; and (ii) the conversion of the Series G Preferred Stock.

     WHEREAS, Arthur Andersen LLP has provided an opinion to the Principal Shareholders and Robec that the transactions contemplated by this Exchange Agreement will not affect their opinion attached as an Exhibit to the AmeriQuest registration statement on Form S-4 and referred to in the Prospectus/Proxy Statement dated August 28, 1995.

     WHEREAS, AmeriQuest has received approval for listing on the New York Stock Exchange (the "NYSE") the shares of AmeriQuest Common Stock to be issued by AmeriQuest pursuant to the merger contemplated by Sections 1.03 and 1.07 of the the Exchange/Merger Agreement and the Plan of Merger attached thereto as Exhibit A (the "Merger").

     WHEREAS, in view of the foregoing circumstances, and in order to permit the Merger to be consummated, the Principal Shareholders have agreed to accept AmeriQuest's proposal and enter into this Agreement.

     WHEREAS, the Merger is being consummated contemporaneously with the signing of this Exchange Agreement.

     WHEREAS, Robec acknowledges this Agreement and agrees to this Agreement to the extent that it modifies Section 1.01 of the Exchange/Merger Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements, representations and warranties set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Issuance of Stock.  On the date hereof, AmeriQuest shall issue to the
          -----------------
Principal Shareholders shares of the Series G Preferred Stock as set forth in

Exhibit B below, which shares shall be duly and validly issued, fully paid and
---------
nonassessable and duly approved for listing on the NYSE upon official notice of issuance. AmeriQuest shall also cause its special counsel, Fenwick & West, to deliver a legal opinion to the Principal Shareholders to the foregoing effect. The issuance by AmeriQuest of such shares in accordance with the foregoing sentence shall be deemed to satisfy AmeriQuest's obligations under Section 1.01 of the Exchange/Merger Agreement with respect to the Exchange.

          1.1  Authorization and Registration of Common Shares.  AmeriQuest
               -----------------------------------------------
shall use its best efforts to, as soon as practicable, (i) call a shareholder meeting to (A) increase the authorized number of shares of AmeriQuest Common Stock to allow conversion of the Series G Preferred Stock and payment of all Common Stock dividends thereon and (B) authorize the conversion of the Series G Preferred Stock; (ii) cause a shelf registration on Form S-3 covering the resale by the Principal Shareholders in the public market in brokers' transactions (as defined in Rule 144 under the Securities Act of 1933, as amended) of the shares of Common Stock that the Principal Shareholders receive upon conversion of their shares of the Series G Preferred Stock (including all stock dividends payable with respect to their shares of the Series G Preferred Stock) (the "Shelf Registration") to become effective and to cause the Shelf Registration to remain effective until the earlier of (I) the second anniversary of the issuance of the Series G Preferred Stock (except that, as long as any Principal Shareholder holds shares of AmeriQuest Common Stock issued upon conversion of the Series G Preferred Stock that constitute more than 1% of the number of shares of AmeriQuest Common Stock then outstanding, the registration statement will remain effective until the third anniversary of the issuance of the Series G Preferred Stock) or (II) the date that none of the Principal Shareholders continues to hold any of the AmeriQuest Common Stock issued upon such conversion and (iii) cause the shares of Common Stock that the Principal Shareholders receive upon conversion of their shares of the

Series G Preferred Stock (including all stock dividends payable with respect thereto) to be duly approved for listing on the NYSE upon notice of issuance thereof.. AmeriQuest will notify the Principal Shareholders as soon as the Shelf Registration becomes effective and upon conversion of the Series G Preferred. Until the Shelf Registration becomes effective, AmeriQuest will not to register any shares (other than shares currently subject to an effective registration statement) that are issued or subject to issuance upon the exercise of warrants held by any person or entity (other than Computer 2000) or the conversion of any convertible security held by any person or entity other than Computer 2000. The parties hereto agree that the registration rights agreement currently applicable to the shares of AmeriQuest Common Stock issuable upon such conversion (the "Current Registration Rights Agreement") is hereby amended so that the obligations of AmeriQuest under the Current Registration Rights Agreement with respect to the shares of Common Stock issuable upon conversion of the Series G Preferred Stock are hereby replaced by the obligations set forth in this Section 1.1, and the Principal Shareholders hereby waive any registration rights with respect to such shares other than those set forth in this Section 1.1.

          1.2  Indemnification.  AmeriQuest hereby agrees to indemnify and hold
               ---------------
harmless each present director of Robec and the Principal Shareholder who is not a director (each of whom is herein referred to as an "Indemnified Party") against any costs or expenses (including attorneys' fees), judgments, fines, losses, damages, liabilities and amounts payable in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out or of pertaining to the authorization or execution of this Agreement or the transactions provided for herein, the delay in consummating the Merger, the consummation of the Merger or otherwise arising out of or pertaining to this Agreement or the enforcement of this Agreement by any indemnified party, which costs, expenses, judgments, fines, losses, damages, liabilities and amounts (collectively, the "Indemnification Amounts") shall be promptly paid by AmeriQuest on behalf of such Indemnified Party directly to the third parties to whom such Indemnification Amounts are owed; it is provided, however, that the indemnification obligations of AmeriQuest under this Section 1.2 shall apply only to any Indemnification Amounts in excess of the amounts actually paid or required to be paid under the insurance coverage available under Robec's current directors' and officers' liability insurance policy. Any Indemnified Party entitled to indemnification under this Section 1.2 shall promptly give written notice to AmeriQuest of any claim, or the institution of any action, suit, proceeding or investigation, subject to this Section 1.2, but the failure to do so shall not affect AmeriQuest's obligations hereunder unless AmeriQuest is materially prejudiced thereby. AmeriQuest shall have the right to assume the defense of any such claim, action, suit, proceeding or investigation and to retain such legal counsel as it may select which is reasonably acceptable to the Indemnified Party (subject to such rights as the insurance company may have under directors' and officers' insurance policy referred to above). Any Indemnified party entitled to indemnification under this Section 1.2 shall cooperate with AmeriQuest in connection with any such claim, action, suit, proceeding or investigation.

          1.3  Merger Closing.  The parties agree that the Merger Closing shall
               --------------
occur contemporaneously with the execution and delivery of this Agreement or on the next business day thereafter and that the last clause of the first sentence of Section 1.07 of the Exchange/Merger Agreement which ends "provided, however,
                                                             -----------------
that in no case shall the Merger Closing Date be later than the second business day following the Meeting Date" is hereby deleted and is of no further force or effect.

     2.   Miscellaneous.
          -------------

          2.1  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute one and the same instrument.

          2.2  Power and Authority.  Each party hereto represents and warrants
               -------------------
to each other party hereto that such party has full power and authority to enter into this Agreement, and that this Agreement constitutes its or his valid and binding obligation, enforceable against such party in accordance with the terms hereof.

          2.3  Pennsylvania Law.  All of the terms sand provisions of this
               ----------------
Agreement and the rights and obligations of the parties hereto shall be interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

          2.4  Further Assurances.  Each of the parties shall cooperate with the
               ------------------
other parties, and execute such further instruments, documents and agreements as may be reasonably requested by the other parties or any of them, in order to reflect or effectuate the transactions provided for in this Agreement.

          2.5  Entire Agreement; No Amendment.  This Agreement sets forth the
               ------------------------------
entire agreement and understanding among the parties hereto with respect to the specific subject matter hereof and supersedes all prior or concurrent negotiations, agreements, understandings, representations or warranties other than those expressly set forth herein with respect to such subject matter. This Agreement shall not be amended except by a writing duly executed by each of the parties hereto. Except as explicitly set forth herein, this Agreement shall not be deemed to modify the Exchange/Merger Agreement.

          2.6  Third Party Beneficiaries.  Each Indemnified party who is not a
               -------------------------
party hereto is hereby acknowledged to be a third party beneficiary of Section
1.2 of this Agreement, and each such third party beneficiary may enforce the provisions of that Section against AmeriQuest to the same extent as if he was a party.

          2.7  Waiver of Past Violations.  The Principal Shareholders agree that
               -------------------------
this Agreement constitutes a waiver by the Principal Shareholders of any breach by AmeriQuest of the Exchange/Merger Agreement or any other agreement on or prior to the date hereof known to the Principal Shareholders on the date hereof and any other claims known to the Principal Shareholders or arising out of matters that are known to any of them on the date hereof against AmeriQuest, and any claims known to the Principal Shareholders or arising out of matters that are known to any of them on the date hereof against AmeriQuest's officers, directors or affiliates, of any kind or nature, whether accrued, accruing, contingent or otherwise, that may exist as of the date hereof; provided, however, that this Agreement shall not be deemed to or constitute a waiver by the Principal Shareholders of any breach of this Agreement or any other agreement or any other claim which arises or becomes known to the Principal Shareholders after the date of this Agreement. The Principal Shareholders further agree not to seek injunctive relief or take any other action to prevent the conversion of the Series G Preferred Stock issues pursuant to this Agreement as the result of any action or inaction taken by AmeriQuest prior to the execution of this Agreement.

     WHEREAS, the parties have executed this Agreement as of the first date set forth above.

                                        AMERIQUEST TECHNOLOGIES, INC.
Attest:

/s/Donald W. Resnick                    /s/Steve DeWindt
____________________________            ______________________________________
Donald W. Resnick, Secretary            Steve DeWindt, Chief Executive Officer


                                        PRINCIPAL SHAREHOLDERS

                                        /s/Robert H. Beckett
                                        ___________________________
                                        Robert H. Beckett

                                        /s/Robert S. Beckett
                                        ___________________________
                                        Robert S. Beckett

                                        /s/Alexander C. Kramer, Jr.
                                        ___________________________
                                        Alexander C. Kramer, Jr.

                                        /s/G. Wesley McKinney
                                        ___________________________
                                        G. Wesley McKinney

     Robec, Inc. acknowledges this Exchange Agreement between AmeriQuest and the Principal Shareholders and consents to this Agreement to the extent that it modifies Sections 1.01 or 1.07 of the Exchange/Merger Agreement.

                                        ROBEC, INC.

Attest:

/s/Robert S. Beckett                    /s/ Robert H. Beckett
____________________________            ___________________________________
Robert S. Beckett, Secretary            Robert H. Beckett, Chairman, Chief
                                        Executive Officer and President

                                   EXHIBIT A
                                   ---------



                          CERTIFICATE OF DESIGNATIONS

                                      OF

                         AMERIQUEST TECHNOLOGIES, INC.

     AmeriQuest Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in
                                                           -----------
accordance with the provisions of Section 151(g) thereof, hereby certifies as follows:

     Pursuant to the authority conferred upon the Board of Directors by the Certificate of Amendment of the Certificate of Incorporation of the Corporation filed with the Office of the Secretary of State of the State of Delaware on September 14, 1994, the Board of Directors on November 2, 1995 adopted the following resolutions creating a new series of Preferred Stock:

     RESOLVED, that, pursuant to the authority granted to the Board of Directors by the Fourth Article of the Certificate of Amendment of the Certificate of Incorporation of the Corporation filed with the Office of the Secretary of State of the State of Delaware on September 14, 1994, a new series of the class of Preferred Stock of the Corporation is hereby created, and the designations and amounts thereof and the powers, preferences, privileges, restrictions, limitations, qualifications and rights of the shares of such series are as follows:

     SERIES G PREFERRED STOCK
     ------------------------

     The following number of shares of authorized and unissued Preferred Stock, par value $0.01 per share, of the Corporation are hereby designated as follows, with the respective powers, preferences, rights, limitations and restrictions specified herein: Twenty Five Thousand, Eight Hundred and Thirty One (25,831) shares are designated as Series G Preferred Stock (hereinafter referred to as the "Series G Preferred Stock").
     ------------------------

     1    Definitions.  For purposes of this Certificate, the following
          -----------
definitions shall apply:

          (a) "Board" shall mean the Board of Directors of the Corporation.
               -----

          (b) "Corporation" shall mean this corporation.
               -----------

          (c) "Common Stock" shall mean the Common Stock, $0.01 par value of the
               ------------
Corporation.

          (d) "Original Issue Date" shall mean the date on which this
               -------------------
Certificate of Designations is filed with the Delaware Secretary of State.

          (e) "Original Issue Price" shall mean $118.75 per share.
               --------------------

          (f) "Issued Preferred Stock" shall mean the Series A Preferred Stock,
               ----------------------
Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock of the Corporation.

          (g) "Issued Preferred Preference" shall have the meaning set forth in
               ---------------------------
Section 1.2 of the Certificate of Designations previously filed by the Corporation with the Office of the Secretary of State of Delaware with respect to the Corporation's Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

          (h) "Subsidiary" shall mean any corporation of which at least 50% of
               ----------
the outstanding voting stock is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations.

     2    Dividends.  The holders of the outstanding Series G Preferred Stock
          ---------
shall be entitled to receive a dividend at the rate of $17.8125 per share per annum (15% of the Original Issue Price) computed for the period commencing September 29, 1995 and ending on the date on which the outstanding shares of the Series G Preferred Stock are converted into shares of Common Stock pursuant to
Section 5 below (the "Conversion Date"), which dividend shall be payable in
                      ---------------
shares of Common Stock (valued for the purposes of the dividend at $1.1875 per share of Common Stock) and on the earlier of (a) the Conversion Date or (b) the Redemption Date (as defined in Section 6), provided, however, that if there are not sufficient shares of Common Stock available to pay such dividend on the Redemption Date, then such dividend shall instead be paid in cash on such date. No fractional shares of Common Stock shall be issued by the Corporation in such dividend. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the Common Stock Price (as defined below) as of the Conversion Date. The term "Common Stock Price" shall mean the average of the
                            ------------------
closing prices of the Common Stock on the New York Stock Exchange during the ten business days immediately preceding the business day that immediately precedes the Conversion Date or, if not listed on the New York Stock Exchange during such period, as determined in accordance with Section 3(d) below but using the time periods previously referred to in this sentence. If the Conversion Date does not occur before April 30, 1996, then, for the period commencing April 30, 1996 and continuing until the Conversion Date, each holder of the then outstanding shares of the Series G Preferred Stock shall be entitled to receive an additional dividend (the "10% Per Month Dividend") payable on the last day of
                          ----------------------
each month, commencing with May 31, 1996, in shares of Common Stock in an amount equal to 10% of the shares of Common Stock that are then subject to issuance to such holder on conversion of the shares of the Series G Preferred Stock that are outstanding on such payment date; it is provided, however, that the 10% Per Month Dividend will not accrue or be paid during any period in which the conversion of the Series G Preferred Stock, or the taking of any action necessary for such conversion, is prevented as a result of any action, suit or proceeding taken or brought by any present or former stockholder in Robec, Inc. If the Conversion Date occurs after April 30, 1996 on any day other than the last day of any month, the 10% Per Month Dividend for such month shall be payable on the Conversion Date, and the number of shares of Common Stock payable in such dividend shall be pro rated to coincide with the portion of the month elapsed prior to and including the Conversion Date.

     3    Liquidation Preferences.
          -----------------------

          (a) Preference for Series G Preferred Stock.  In the event of any
              ---------------------------------------
liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of the Series G Preferred Stock then outstanding shall be entitled to be paid out of the assets and funds of the Corporation available for distribution to its stockholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock or any other stock of the Corporation ranking on liquidation junior to or in pari passu with the Series G Preferred Stock, but after payment or setting apart for payment of the Issued Preferred Preference,
(i) an amount per share equal to the Original Issue Price of the Series G Preferred Stock plus (ii) an amount per share equal to all unpaid dividends on the Series G Preferred Stock plus (iii) an amount equal to any liquidation preference on any other stock of the Corporation ranking on liquidation in pari passu with the Series G Preferred Stock (the "Series G Preferred Preference").
                                              -----------------------------
All payments of the Series G Preferred Preference shall be made pro rata to all holders of the Series G Preferred Stock and to all holders of any other stock of the Corporation ranking on liquidation in pari passu with the Series G Preferred, based on the applicable Original Issue Price and, with respect to any such other stock, based on the applicable preference amount. If upon any liquidation, dissolution or winding up of the Corporation, the assets and funds to be distributed to the holders of the Series G Preferred Stock and to all holders of any other stock of the Corporation ranking on liquidation in pari passu with the Series G Preferred (after payment or setting apart for payment of the Issued Preferred Preference) shall be insufficient to permit the payment to such stockholders of the full Series G Preferred Preference, then all of the remaining assets of the Corporation shall be distributed ratably to the holders of the Series G Preferred Stock and to all holders of any other stock of the Corporation ranking on liquidation in pari passu with the Series G Preferred, based on the aggregate Series G Preferred Preference for the shares held by each such holder of the Series G Preferred Stock and of any other stock eligible to receive payment of any portion of the Series G Preferred Preference.

          (b) No Participating Preference.  If, after the payment in full of the
              ---------------------------
Issued Preferred Preference and the Series G Preferred Preference, the Corporation has assets or funds remaining available for distribution to stockholders, then the remaining assets and funds of the Corporation available for distribution to stockholders shall be distributed to the holders of outstanding Common Stock without participation by the holders of the Issued Preferred Stock or the holders of the Series G Preferred Stock.

          (c) Merger or Sale of Assets.  A consolidation or merger of the
              ------------------------
Corporation with or into any other corporation or corporations in which the holders of the Corporation's outstanding shares before the consolidation or merger do not retain a majority of the voting power of the surviving corporation (or its parent), or a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section.

          (d) Non-Cash Consideration.  In the case of any event described in
              ----------------------
paragraph (c) above, if the consideration received by the Corporation is other than cash, indebtedness or securities, the value of such consideration shall be its fair market value as determined in good faith by the Board. Any securities to be delivered pursuant to paragraphs (a) or (b) above, shall be valued as follows:

              (i) Securities not subject to investment letter or other similar restrictions on free marketability:

          (A) If traded on a national securities exchange or the NASDAQ National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three days prior to the closing; and

          (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing; and

          (C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

              (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in clause (i)(A),
(B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board.

     4    Voting Rights.  Except as otherwise expressly provided herein, or as
          -------------
required by law, the holders of the Series G Preferred Stock and the holders of Common Stock shall vote together and not as separate classes. Each holder of shares of the Series G Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of the Series G Preferred Stock could be converted pursuant to the provisions of
Section 5 below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

     5    Conversion Rights.  The outstanding shares of the Series G Preferred
          -----------------
Stock shall be convertible to Common Stock as follows:

          (a) Automatic Conversion.  Each share of the Series G Preferred Stock
              --------------------
will be converted into fully paid and nonassessable shares of Common Stock as provided herein only at such time as (i) all necessary corporate and stockholder action has been taken to amend the Corporation's Certificate of Incorporation to increase the number of authorized shares of

Common Stock such that there are a sufficient number of authorized shares of Common Stock legally and validly reserved to effect the conversion of all outstanding shares of the Issued Preferred Stock and the Series G Preferred Stock and the payment of all stock dividends payable with respect to the Series G Preferred Stock and such amendment has been filed with the Delaware Secretary of State; (ii) the stockholders of the Corporation have approved the conversion of the Series G Preferred Stock in accordance with the provisions of this
Section 5; and (iii) the resale by the persons to whom the shares of Series G Preferred Stock are originally issued (the "Original Holders") of any of the
                                            ----------------
shares of Common Stock issued or issuable upon conversion of their shares of the Series G Preferred and the resale of the stock dividends payable with respect to their shares of the Series G Preferred are registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 in compliance with the Exchange Agreement dated as of November ___, 1995 among the Corporation and the Original Holders. The Corporation shall promptly file with the Secretary of State of the State of Delaware an Amendment to the Corporation's Certificate of Incorporation to reflect any increase in the authorized capital stock of the Corporation approved by the Corporation's stockholders.

          (b) Conversion Price. Each share of the Series G Preferred Stock shall
              ----------------
be convertible into the number of shares of Common Stock which results from (i) dividing the Original Issue Price by the conversion price of the Series G Preferred Stock that is in effect at the time of conversion (the "Conversion
                                                                  ----------
Price") and (ii) multiplying such quotient by 100.  The initial Conversion Price
-----
shall be the Original Issue Price. The Conversion Price shall be subject to adjustment from time to time as provided below.

          (c) Adjustment for Stock Splits and Combinations.  If the Corporation
              --------------------------------------------
shall at any time or from time to time after the Original Issue Date effect a stock split or subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased, and, conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (c) shall become effective at the close of business on the date the stock split, subdivision or combination becomes effective. The appropriate corresponding adjustment shall also be made to any unpaid dividend that is payable after the stock split, subdivision or combination becomes effective.

          (d) Adjustment for Common Stock Dividends and Distributions.  If the
              -------------------------------------------------------
Corporation at any time or from time to time after the Original Issue Date makes, or fixes, a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable solely in additional shares of Common Stock, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection (d) to reflect the actual payment of such dividend or distribution. The appropriate corresponding adjustment shall also be made to any unpaid dividend that is payable after the dividend or distribution referred to above.

          (e) Adjustments for Other Dividends and Distributions.  If the
              -------------------------------------------------
Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event appropriate provision shall be made so that the holders of the Series G Preferred Stock shall receive on the date of such dividend or distribution the amount of securities of the Corporation which they would have received had their Series G Preferred Stock been converted into Common Stock on the date of such event.

          (f) Adjustment for Reclassification, Exchange and Substitution. If at
              -----------------------------------------------------------
any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series G Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares, stock dividend, other dividend or distribution, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5 or in Section 3(c)), then in any such event each holder of the Series G Preferred Stock shall have the right thereafter to convert such stock, including all Common Stock dividends to which the holders would otherwise be entitled, into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which the Series G Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          (g) Reorganizations.  If at any time or from time to time after the
              ---------------
Original Issue Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5 or in Section 3(c)), as a part of such capital reorganization provision shall be made so that the holders of the Series G Preferred Stock shall thereafter be entitled to receive upon conversion of the Series G Preferred Stock (and with respect to all Common Stock dividends to which such holders would otherwise be entitled) the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion (including all dividends) would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series G Preferred

Stock after such capital reorganization to the end that the provisions of this
Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series G Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

          (h) Certificate of Adjustment.  In each case of an adjustment or
              -------------------------
readjustment of any Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series G Preferred Stock, the Corporation, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series G Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the applicable Conversion Price at the time in effect and (ii) the type and amount, if any, of other property which at the time would be received upon conversion of the Series G Preferred Stock.

          (i) Notices of Record Date.  Upon (i) any taking by the Corporation of
              ----------------------
a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all the assets of the Corporation to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of the Series G Preferred Stock at least ten days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

          (j) Mechanics of Conversion.  If and at the time that the conditions
              -----------------------
for conversion set forth in Section 5(a) have been satisfied, the outstanding shares of the Series G Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that
                                                      --------  -------
the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of the Series G Preferred Stock are delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series G Preferred Stock, the holders of the Series G Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series G Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to each such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series G Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

          (k) Fractional Shares.  No fractional shares of Common Stock shall be
              -----------------
issued upon conversion of the Series G Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the Common Stock's per share fair market value as determined by the average of the closing prices of the Common Stock on the New York Stock Exchange during the ten business days immediately preceding the business day that immediately precedes conversion or, if not listed on the New York Stock Exchange during such period, as determined in good faith by the Board as of the date of conversion.

          (l) Reservation of Stock Issuable Upon Conversion.  The Corporation
              ---------------------------------------------
will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient to effect the conversion of all of the shares of Series G Preferred Stock and the payment of Common Stock dividends payable thereon and thereafter shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series G Preferred Stock and the payment of all unpaid Common Stock dividends thereon, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series G Preferred Stock and the payment of such dividends.

          (m) Notices.  Any notice required by the provisions of this Section 5
              -------
to be given to the holders of shares of the Series G Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

          (n) Payment of Taxes.  The Corporation will pay all transfer taxes or
              ----------------
charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of the Series G Preferred Stock, except for any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of the Series G Preferred Stock so converted were registered. Amounts hereunder will be paid by the Corporation directly to the third parties to whom such taxes are owed.

          (o) No Impairment.  The Corporation shall not amend its Certificate of
              -------------
Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion and dividend rights of the holders of the Series G Preferred Stock against dilution or other impairment.

          (p) No Reissuance of Series G Preferred Stock.  No share or shares of
              -----------------------------------------
the Series G Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     6    Right of Redemption.  Commencing on the fifth anniversary of the
          -------------------
Original Issue Date (the "Redemption Date"), each holder of any then outstanding
                          ---------------
shares of the Series G Preferred Stock shall have the right to require the Corporation to redeem such shares at a price equal to the liquidation preference with respect to such shares plus the amount of any accrued and unpaid dividends thereon. In order to exercise such right to require the Corporation to redeem such shares, such holder shall deliver to the Corporation (a) a written notice of such holder's exercise of such right, specifying the number of shares of the Series G Preferred Stock as to which the right is being exercised, and (b) the certificate(s) representing the shares to be redeemed. The Corporation shall redeem such shares and pay the redemption price provided for above within 30 days after receipt of such notice and certificate(s).

     IN WITNESS WHEREOF, AmeriQuest Technologies, Inc., has caused this Certificate of Designations to be duly executed and attested this ____ day of _____________, 1995.

                              AMERIQUEST TECHNOLOGIES, INC.

                              By:_____________________________________________
                                 Mark C. Mulford
                                 President
Attest:

_____________________________
Donald W. Resnick
Secretary

                                   EXHIBIT B



                                  No. of Shares of Series G           No. of Shares of Common Stock
                                       Preferred Stock                 Issuable Upon Conversion of
Principal Shareholder                ("Preferred Shares")                     Preferred Shares
--------------------------     ---------------------------------   ---------------------------------------

G. Wesley McKinney                           4,849.82                            484,982

Alexander C. Kramer, Jr.                     1,124.28                            112,428

Robert S.Beckett.                            3,272.08                            327,208

Robert H. Beckett                           16,583.92                          1,658,392
                                            ---------                          ---------
                                            25,830.10                          2,583,010
                                            =========                          =========